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                                                                    EXHIBIT 10.7

COMPAQ

May 20, 1998

Robert Flynn
Vice President, Business Development
2421 Broadway, 2/nd/ Floor
Redwood City, CA 94063

     Re: Letter of Agreement
         -------------------

Mr. Flynn,

Enclosed please find a final executed Letter of Agreement for your records.

If you have any questions, please feel free to call Eric Federman at 650.742.8734.

Regards,

/s/ GAYLIA D. MALONEY

COMPAQ COMPUTER CORPORATION
Gaylia D. Maloney

GM/Id

Cc: R. Mihalik

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Compaq Computer Corporation
20555 SH 249
Houston, TX 77070-2698
Tel 713-370-0670

March 23, 1998

Liquid Audio, Inc.
Attention: Robert Flynn
Vice President, Business Development
2421 Broadway, 2/nd/ Floor                                  LETTER OF AGREEMENT
                                                            -------------------
Redwood City, CA 94063                                      via Federal Express

Mr. Flynn,

This Letter Of Agreement ("AGREEMENT") expresses the understanding of Liquid Audio, Inc. ("Liquid Audio") to license Compaq Computer Corporation ("COMPAQ") to incorporate, market and distribute Liquid Audio's Liquid MusicPlayer ("LICENSED SOFTWARE") to end-users ("CUSTOMERS") with the following terms and conditions:

1.   DESCRIPTION OF LICENSED SOFTWARE:
     TITLE                                             Royalties
     ---------------------------------------------------------------------------
     Liquid MusicPlayer                                [*]

2. PERIOD: Option to bundle Licensed Software for two years (2) commencing March 1, 1998 and automatically renew for 1 year increments unless otherwise notified in writing.

3. LICENSE GRANT: Subject to integration, compatibility testing, LICENSED SOFTWARE preview and approval by Compaq, Liquid Audio grants to COMPAQ a non-exclusive, non-transferable, worldwide license to use the LICENSED SOFTWARE and URL internally and to market, sublicense and distribute the LICENSED SOFTWARE and URL. As used herein, the term "use" includes the right to make, have made, copy, reproduce, perform, display, and internally distribute the LICENSED SOFTWARE and URL for the purposes of this Agreement.

     Subject to the terms and conditions of this Agreement, Liquid Audio hereby grants to COMPAQ a non-exclusive right and license to (a) advertise, promote or display the inclusion of the LICENSED SOFTWARE and URL in packaging of Products subject to reasonable approval by Liquid Audio; (b) reveal and display the names or likeness of the actors and artists whose performances are embodied in the LICENSED SOFTWARE and URL through the use of the LICENSED SOFTWARE; (c) reveal and display the titles of the songs and or the names of the artists promoted within the LICENSED SOFTWARE and URL through the use of the LICENSED SOFTWARE. In addition, COMPAQ shall not assign a retail value to the APPLICATION and URL. COMPAQ acknowledges that its use of the trademarks and other intellectual property referenced in the paragraph is limited to the use licensed in this AGREEMENT and that COMPAQ has not acquired, and will not acquire, any ownership rights therein.

     * Certain information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.






                                  Page 1 of 4
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4.   DELIVERY OF LICENSED PRODUCTS: Liquid Audio will communicate a resolution
     (fix or otherwise) to COMPAQ within three (3) working days after notification of defects in LICENSED SOFTWARE. For all fixed LICENSED SOFTWARE, Liquid Audio will deliver updates to COMPAQ no later than five
     (5) calendar days after such notification. The foregoing procedure shall be repeated until COMPAQ either accepts the LICENSED SOFTWARE or, at its sole discretion, eliminates the LICENSED SOFTWARE from the current bundle. Elimination from the bundle shall not automatically terminate this agreement.

5. DISTRIBUTION: COMPAQ agrees that distribution is limited to the following methods of bundling or preinstalling with the PRODUCT: (a) include LICENSED SOFTWARE and URL with selected internet access capable desktop and/or portable computers; (b) bundle with other hardware via CD-ROM or DVD-ROM media which includes LICENSED SOFTWARE and URL; (c) provide a CD-ROM or DVD-ROM media which includes LICENSED SOFTWARE and URL; or (d) make available a downloadable version of LICENSED SOFTWARE from the Compaq Internet World Wide Web site.

6. REVENUE SHARING: Liquid Audio will pay to COMPAQ an amount equal to [*] of any of Liquid Audio's revenues received (less actual taxes and actual credits) with respect to the purchase of any LICENSED SOFTWARE upgrade by any end user who has a copy of the LICENSED SOFTWARE bundled on the PRODUCT for the term of this AGREEMENT. Liquid Audio will track sales attributed to COMPAQ through a uniform resource locator and provide quarterly reports of such sales to Compaq. Liquid Audio shall pay COMPAQ on a quarterly basis with payments to be made to COMPAQ within 30 days from the end of each quarter. Payment shall be made payable to Compaq Computer Corporation,
     Attn: Patsy Koetting, PO Box 692000, MS 130705, Houston TX 77269-2000.

7. AUTHORIZED SUBCONTRACTORS: Liquid Audio agrees that all COMPAQ sites, subsidiaries, affiliated companies and subcontractors shall be entitled to copy, manufacture and distribute the LICENSED SOFTWARE and URL under this AGREEMENT.

8. TERMINATION: The parties agree that should termination of this AGREEMENT be necessary, notice shall be provided in writing. Additionally, Compaq reserves the right to immediately terminate access to the LICENSED SOFTWARE if material on the Liquid Audio's World Wide Web site is deemed inappropriate by COMPAQ. For so long as necessary for COMPAQ to satisfy its then existing contractual obligations to CUSTOMERS, COMPAQ shall retain a limited license to use the LICENSED SOFTWARE and URL in order to satisfy such obligations and to exhaust its inventory of LICENSED SOFTWARE and URL existing at expiration or termination unless terminated by Liquid Audio under section 9 b) below.

9.   WARRANTY AND INDEMNIFICATION:

     (a)  Liquid Audio represents and warrants that:

     (i) the LICENSED SOFTWARE and URL does not infringe any copyright, trademark, patent enforceable or publicity rights under the laws of any country in which the LICENSED SOFTWARE and URL or its upgrades are distributed by Liquid Audio; and

     (ii) the LICENSED SOFTWARE and URL does not violate the trade secret rights of a third party; and

     * Certain information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                  Page 2 of 4
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     (iii)  Liquid Audio has the right to grant the rights it has granted under this AGREEMENT.

     Liquid Audio agrees to indemnify, hold harmless, and defend COMPAQ from any and all damages, costs, and expenses, including reasonable attorney's fees, incurred in connection with a claim which, if true, would constitute a breach of warranties set forth in Section 9 (a) (hereinafter claims under Section 9(a)(i) and Section 9(a)(ii) shall be collectively referred to as "Infringement Claims"); provided Liquid Audio is notified promptly in writing of an Infringement Claim and has sole control over its defense or settlement, and COMPAQ provides reasonable assistance in the defense of same at Liquid Audio's expense. To the extent that Liquid Audio receives notice of infringement from a third party and such notice of infringement relates to LICENSED SOFTWARE and/or URL, Liquid Audio agrees to promptly notify COMPAQ of such notice. In the event that Liquid Audio is sued by a third party in connection with a notice of infringement, Liquid Audio agrees to provide COMPAQ with monthly updates (and updates in event of a significant development) of such litigation.

     (b) Following notices of an Infringement Claim, Liquid Audio may terminate this AGREEMENT or, at its expense, without obligation to do so, procure for COMPAQ the right to continue to market, use, and have others use, the alleged infringing LICENSED SOFTWARE and/or URL or, without obligation to do so, may replace or modify the LICENSED SOFTWARE and/or URL to make it non-infringing ("Non-Infringing LICENSED SOFTWARE"). If Liquid Audio elects to replace or modify the LICENSED SOFTWARE and/or URL, such replacement shall meet substantially the specifications as provided or referenced in the applicable LICENSED SOFTWARE and/or URL description provided by Liquid Audio and shall be subject to the acceptance provisions of this AGREEMENT.

     (c) Provided that Liquid Audio has not terminated this AGREEMENT to the extent that COMPAQ is able to procure a license, on reasonable terms and conditions, which would permit COMPAQ to continue to offer LICENSED SOFTWARE, if such LICENSED SOFTWARE is found to be infringing, Liquid Audio agrees to reimburse COMPAQ for any associated costs that may be incurred in securing such a license. All remedies set forth in this Section 9(c) shall not be subject to or limited by in any way the limitation of liability.

10. PRODUCT INDEMNIFICATION: Liquid Audio fully releases and indemnifies Compaq from any and all product liability claims that may arise from any product or service provided by Liquid Audio under this Agreement. Liquid Audio assumes all liability with respect to such product liability claims and will indemnify, and hold harmless an defend COMPAQ from any and all damages, costs and expenses, including reasonable attorney's fees, incurred in connection with such claims.

11. PUBLICITY: Liquid Audio shall not publicize the existence of this AGREEMENT with COMPAQ, nor refer to COMPAQ in connection with any promotion, press release or publication without the prior written approval of COMPAQ, which approval shall not be unreasonably withheld. Additionally, Liquid Audio may not make any Compaq approved announcement earlier than one week after Compaq's product announcement.

12. CUSTOMER SUPPORT: During the PERIOD of this AGREEMENT, Liquid Audio shall, at its expense, provide support for the LICENSED SOFTWARE directly to the CUSTOMER as part of this AGREEMENT; such support shall be equivalent or exceed the support offered on the Internet or in the retail channel by Liquid Audio to its other customers. COMPAQ's customer service organization may refer all customer service calls relating to the LICENSED SOFTWARE to the

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     Liquid Audio customer support organization. COMPAQ may publish the Liquid
     Audio customer support phone number in documentation that may accompany PRODUCT.

13.  SIGNATURES:
     If the foregoing correctly states our understandings please sign and return a copy of this letter.

COMPAQ COMPUTER CORPORATION                       LIQUID AUDIO, INC.

/s/ Rod Schrock                                   /s/ Robert Flynn
-------------------------------------             ------------------------------
Name: Rod Schrock                                 Name: Robert Flynn
                                                       -------------------------
Title: Vice President & General Manager           Title: VP Business Development
                                                        ------------------------
       Consumer Products Group

Date: 5-11-98                                     Date: May 1, 1998
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